Exhibit 5.1

[Letterhead of Conyers Dill & Pearman]

29 June, 2009

VanceInfo Technologies Inc. 3/F, Building 8 Zhongguancun Software Park, Haidian District Beijing, PRC 100193	DIRECT LINE: E-MAIL: david.lamb@conyersdillandpearman.com OUR REF: DML/lg/298551 YOUR REF:

Dear Sirs,

VanceInfo Technologies Inc. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the Company’s registration statement on Form F-3 (the “Registration Statement” which term does not include any exhibits thereto) to be filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”), relating to the offer and sale from time to time of certain ordinary shares (the “Shares”) in the Company in the form of American Depositary Shares by the Company and the offer and sale of certain ordinary shares of the Company (the “Issued Shares”) by certain selling shareholders of the Company.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the Memorandum and Articles of Association of the Company, (2) a copy of the written resolutions passed by the directors of the Company on 19 June, 2009 (the “Minutes”) and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us; (c) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (e) that the subscription price for the Shares has been paid in full; (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (g) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands.

2.	The issue of the Shares has been duly authorised and when the Shares are issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement the Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company or any third party with respect to the holding of such Shares).

3.	The Issued Shares are validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company or any third party with respect to the holding of such Shares).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Enforceability of Civil Liabilities” and “Validity of the Shares” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman